UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2016
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2016, Comstock Mining Inc. (the “Company”) entered into a Drilling and Development Services for Common Stock Investment Agreement (the "Stock Investment Agreement") between the Company and American Mining & Tunneling, LLC and American Drilling Corp, LLC (collectively "AMT"), pursuant to which the Company agreed to issue up to 9,000,000 shares of the Company's common stock (the "AMT Shares") to AMT, at a value of at least $0.56 per share, in exchange for $5,000,000 in underground mine development, drilling and mining services. When the AMT Shares are issued, they will be restricted shares subject to a six-month holding period by
AMT, during which time the issued AMT Shares may not be sold. The Stock Investment Agreement contains customary representations, warranties and agreements in connection with the issuance of the AMT Shares, and conditions to closing include the Company's obligation to file with NYSE MKT LLC a supplemental listing application relating to the AMT Shares that has been approved by NYSE MKT LLC. The foregoing description of the Stock Investment Agreement is qualified in its entirety by the Stock Investment Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

A copy of the Company's press release announcing the Stock Investment Agreement is attached to this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Drilling and Development Services for Common Stock Investment Agreement dated March 28, 2016 among Comstock Mining Inc. and American Mining & Tunneling, LLC and American Drilling Corp, LLC.
99.1	Press release dated March 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: March 29, 2016	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

10.1	Drilling and Development Services for Common Stock Investment Agreement dated March 28, 2016 among Comstock Mining Inc. and American Mining & Tunneling, LLC and American Drilling Corp, LLC.
99.1	Press release dated March 29, 2016.